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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 6 to the registration statement (Form S-2 No. 333-20345) of our report dated February 15, 2002, relating to the financial statements of First Fortis Life Insurance Company, which appear in such Prospectus.


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 4, 2002